Exhibit 99.3

SBA COMMUNICATIONS CORPORATION AND MOBILITIE INVESTMENTS, LLC, MOBILITIE INVESTMENTS II, LLC UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet as of December 31, 2011 combines the historical consolidated balance sheets of SBA Communications Corporation (“SBA”) and Mobilitie Investments, LLC (“M1”) and Mobilitie Investments II, LLC (“M2”), together (“M1/M2”) giving effect to the acquisition of M1/M2 by SBA, as if it had occurred on December 31, 2011. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2011 combine the historical consolidated statements of operations of SBA and M1/M2, giving effect to the acquisition as if it had occurred on January 1, 2011. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

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separate historical financial statements of SBA as of and for the year ended December 31, 2011 and the related notes included in SBA’s Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference into this 8-K filing;

•	separate historical financial statements of M1 /M2 as of and for the year ended December 31, 2011 and the related notes are included within this 8-K filing;

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excluded from the M1/M2 historical financial statements is the historical financial activity of the management company that is consolidated with the accounts of M2 and which is not part of the acquired entity, as of December 31, 2011 and for the year ended thereof. Such excluded activity is denoted by the caption, ‘Excluded LLC’ within the pro forma financial statements;

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. There were no material transactions between SBA and M1/M2 during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles (“GAAP standards”), which are subject to change and interpretation. SBA has been treated as the acquirer in the acquisition for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information, and may be revised as additional information becomes available and as additional analyses are performed. Differences between the preliminary estimates reflected in these unaudited pro forma condensed combined financial statements and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

Also, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition, the costs to integrate the operations of SBA and M1/M2 or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2011

(In thousands)

	SBA	M1	M2	Excluded LLC	Excluded Assets		M1/M2 Adjusted	Acquisition Adjustments		Other Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	47,316	10,552	5,547	(188)	—		15,911	—		(15,790	)(c)	$47,437
Restricted cash	22,266	—	609	(391)	—		218	—		—		22,484
Short term investments	5,773	—	—	—	—		—	—		—		5,773
Accounts receivable, net of allowance	22,100	2,749	10,546	(2,260)	—		11,035	—		—		33,135
Costs and estimated earnings in excess of billings on uncompleted contracts	17,655	—	—	—	—		—	—		—		17,655
Prepaid and other current assets	14,246	146	5,909	(1,733)	—		4,322	—		—		18,568

Total current assets	129,356	13,447	22,611	(4,572)	—		31,486			(15,790)		145,052
Property and equipment, net	1,583,393	83,972	389,566	—	(8,858	)(b1)	464,680	109,320	(b1)(c5)	—		2,157,393
Intangible assets, net	1,639,784	—	—	—	—		—	543,773	(c7)	—		2,183,557
Deferred financing fees, net	42,064	1,664	10,243	—	—		11,907	(11,907	)(b1)	5,500	(c2)	47,564
Other assets	211,802	7,305	30,464	(1,997)	—		35,772	(23,378	)(c13)(b1)	—		224,196

Total assets	3,606,399	106,388	452,884	(6,569)	(8,858)		543,845	617,808		(10,290)		4,757,762

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	12,755	2,072	28,247	(5,427)	—		24,892	—		—		$37,647
Accrued expenses	23,746	—	—	—	—		—	—		—		23,746
Current maturities of long-term debt	5,000	—	1,225	—	—		1,225	(1,225	)(c8)			5,000
Deferred revenue	49,779	—	—	—	—		—	—		—		49,779
Accrued interest	32,351	109	223	—	—		332	—		—		32,683
Other current liabilities	3,250	—	—	—	6,904	(b1)	6,904	—		—		10,154

Total current liabilities	126,881	2,181	29,695	(5,427)	6,904		33,353	(1,225)		—		159,009

Long term liabilities:
Long term debt	3,349,485	45,494	274,550	—	—		320,044	528,280	(a1)(c8)	—		4,197,809
Other long-term liabilities	129,282	4,471	39,427	—	—		43,898	(26,037	)(c13)(b1)(c5)	—		147,143

Total long term liabilities	3,478,767	49,965	313,977	—	—		363,942	502,243		—		4,344,952

Commitments and contingencies
Redeemable noncontrolling interest	12,064	—	—	—	—		—	—		—		12,064
Shareholders’ equity (deficit):
Preferred stock-par value $.01, 30,000 shares authorized, no shares issued or outstanding	—	—	—	—	—		—	—		—		—
Common stock-Class A, par value $.01, 400,000 shares authorized 109,675 and 114,832 shares issued and outstanding at December 31, 2011 and 2010, respectively	1,097	—	—	—	—		—	53	(c9)	—		1,150
Additional paid-in capital	2,268,244	54,242	108,072	(743)	(15,762	)(b1)	145,809	117,478	(c10)	—		2,531,531
Accumulated deficit	(2,281,139)	—	—	—			—			(10,290	)(c)	(2,291,429)
Noncontrolling interest	—	—	1,140	(399)	—		741	(741	)(c11)	—		—
Accumulated other comprehensive income	485	—	—	—	—		—	—		—		485

Total shareholders’ equity (deficit)	(11,313)	54,242	109,212	(1,142)	(15,762)		146,550	116,790		(10,290)		241,737

Total liabilities and shareholders' equity	3,606,399	106,388	452,884	(6,569)	(8,858)		543,845	617,808		(10,290)		4,757,762

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

for the year ended December 31, 2011

(In thousands, except per share data)

	SBA	M1	M2	Excluded LLC	M1/M2 Adjusted	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Site leasing	$616,294	$25,908	$80,100	$—	$106,008	—		$722,302
Site development	81,876	—	—	—	—	—		81,876
Management fee	—	—	4,143	(4,143)	—	—		—

Total revenues	698,170	25,908	84,243	(4,143)	106,008	—		804,178

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site leasing	131,916	7,032	31,858	—	38,890	—		170,806
Cost of site development	71,005	—	—	—	—	—		71,005
Selling, general and administrative	62,828		16,806	(571)	16,235	3,831		82,894
Management fee		3,831	4,143	(4,143)	3,831	(3,831)		—
Acquisition related expenses	7,144	—	—	—	—	10,290	(c)	17,434
Asset impairment	5,472	—	—	—	—	—		5,472
Depreciation, accretion and amortization	309,146	9,136	27,649	—	36,785	38,499	(c4)(c5)	384,430

Total operating expenses	587,511	19,999	80,456	(4,714)	95,741	48,789		732,041

Operating income (loss) from continuing operations	110,659	5,909	3,787	571	10,267	(48,789)		72,137

Other income (expense):
Interest income	136	5	10	—	15	—		151
Interest expense	(160,896)	(1,501)	(12,862)	—	(14,363)	(9,008	)(c1)	(184,267)
Non-cash interest expense	(63,629)	—	—	—	—	—		(63,629)
Amortization of deferred financing fees	(9,188)	—	—	—	—	(5,500	)(c2)(c3)	(14,688)
Loss from extinguishment of debt, net	(1,696)	—	(4,994)	—	(4,994)	4,994	(c1)	(1,696)
Other (expense) income	(165)	—	393	(162)	231	—		66

Total other expense	(235,438)	(1,496)	(17,453)	(162)	(19,111)	(9,514)		(264,063)

(Loss) income before provision for income taxes	(124,779)	4,414	(13,666)	409	(8,843)	(58,303)		(191,926)
Provision for income taxes	(2,113)	—	—	—	—	(120	)(c6)	(2,233)

Net (loss) income	(126,892)	4,414	(13,666)	409	(8,843)	(58,423)		(194,159)
Net loss (income) attributable to the noncontrolling interest	436	—	411	32	443	(443)		436

Net loss attributable to SBA Communications Corporation	$(126,456)	$4,414	$(13,255)	$441	$(8,400)	$(58,866)		$(193,723)

Net loss per common share attributable to SBA Communications Corporation:
Basic and diluted	$(1.13)							$(1.66)

Basic and diluted weighted average number of common shares	111,595	—	—	—	—	5,250	(a1)	116,845

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of Transaction

On April 2, 2012, SBA, through its wholly-owned subsidiary SBA Monarch Acquisition, LLC (“SBA Monarch”), completed the acquisition of the equity interests of specified entities that were affiliates of Mobilitie LLC (the “Mobilitie Acquisition”). As of April 2, 2012, these entities owned 2,275 towers with an additional 42 towers in development in the US and Central America and also owned indoor and outdoor distributed antenna system (DAS) assets in Chicago, Las Vegas, New York City and Auburn, Alabama. The total consideration paid by SBA in the Mobilitie Acquisition was (i) $850.0 million in cash and (ii) 5,250,000 newly issued shares of the SBA’s Class A common stock.

Simultaneous with the closing of the Mobilitie Acquisition, SBA Monarch entered into a credit agreement among SBA Monarch, as borrower, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC and Barclays Bank PLC, as joint lead arrangers and bookrunners (the “Bridge Loan Credit Agreement”). Pursuant to the Bridge Loan Credit Agreement, SBA Monarch borrowed an aggregate principal amount of $400 million under a senior secured bridge loan (the “bridge loan”). The bridge loan will mature on April 1, 2013. Amounts borrowed under the Bridge Loan Credit Agreement are secured by a first lien on substantially all of the assets (other than leasehold, easement and fee interests in real property) of SBA Monarch and SBA Monarch’s subsidiaries (the assets acquired in the Mobilitie Acquisition), and a pledge of Telecommunications’ interests in SBA Monarch. The bridge loan bears interest, at SBA Monarch’s election, at either the Base Rate plus a margin that ranges from 2.00% to 2.50% or the Eurodollar Rate plus a margin that ranges from 3.00% to 3.50%, in each case based on SBA Monarch’s ratio of Consolidated Total Debt to Consolidated Adjusted EBITDA (calculated in accordance with the Bridge Loan Credit Agreement). As of April 30, 2012, the bridge loan bears interest at the Eurodollar Rate plus 3.5% (currently 3.74%). The Bridge Loan Credit Agreement also contains customary affirmative and negative covenants.

The proceeds from the bridge loan and borrowings under the Revolving Credit Facility were used to fund the cash consideration paid in the Mobilitie acquisition and to pay related fees and expenses. Any principal of the bridge loan which has not been prepaid will be repaid on the maturity date. SBA Monarch has the ability to prepay any or all amounts under the bridge loan without premium or penalty.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared under existing U.S. GAAP standards, which are subject to change and interpretation. The accompanying unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of SBA would have been had the M1/M2 purchase occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed combined financial statements do not include the realization of cost savings from operating efficiencies or restructuring costs anticipated to result from the M1/M2 purchase. The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of SBA that are incorporated by reference in this 8-K filing and of M1/M2 that are included within this 8-K filing. Certain reclassifications have been made to the historical presentation of M1/M2 to conform to the presentation used in the unaudited pro forma condensed consolidated balance sheet and relate primarily to deferred contract costs, deferred contract revenues and advanced billings to client. Certain reclassifications have been made to the historical presentation of M1/M2 to conform to the presentation used in the unaudited pro forma condensed combined statements of operations primarily related to revenues, selling, general and administrative expenses and reimbursable expenses.

The historical statements of operations for M1/M2 are presented for the year ended December 31, 2011.

As of the date of this 8-K filing, SBA has not performed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the M1/M2’s assets acquired and the M1/M2 liabilities assumed and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform M1/M2’s accounting policies to SBA’s accounting policies. However, as indicated in Note 5 to the unaudited pro forma condensed combined financial statements, SBA has made certain adjustments to the December 31, 2011 historical book values of the assets and liabilities of M1/M2 to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma condensed combined financial statements. Any excess purchase price over the historical net assets of M1/M2, as adjusted to reflect estimated fair values, has been recorded as goodwill. Actual results may differ from these unaudited pro forma condensed combined financial statements once SBA has determined the final purchase price for M1/M2 and has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting policies. The determination of the final purchase price allocations can be highly subjective and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternatives estimated amounts.

SBA is still in the process of completing this review for other intangibles such as favorable/unfavorable contracts and favorable/unfavorable real estate leases. The company anticipates that there will be unfavorable real estate leases and is in the process of working with a specialist to identify these leases and the related impact on the pro forma condensed combined financial statements. There can be no assurance that such finalization will not result in material changes.

The acquisition will be accounted for as an acquisition in accordance with the guidance related to business combinations. This guidance requires that all transaction and restructuring costs related to business combinations be expensed as incurred, and it requires that changes in deferred tax asset valuation allowances and liabilities for tax uncertainties subsequent to the acquisition date that do not meet certain re-measurement criteria be recorded in the income statement, among other changes. Under the acquisition method, the total estimated acquisition price (consideration transferred) as described in Note 4 to the unaudited pro forma condensed combined financial information was measured at the closing date of the acquisition using the market price at that time. The accounting guidance also requires that acquisition related transaction costs (i.e. advisory, legal, valuation, other professional fees) are not included as a component of the consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total acquisition related transaction costs expected to be incurred by SBA are estimated to be approximately $10.3 million and are reflected in these unaudited pro forma condensed combined financial statements as a reduction of cash and an increase to accumulated deficit.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

3. Accounting Policies

SBA will continue to review M1/M2’s accounting policies. As a result of the ongoing review, SBA may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, SBA is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

4. Estimate of Consideration Expected to be Transferred

The following is a preliminary estimate of the consideration to be transferred to effect the transaction:

	Common Shares (stated value $.01 share)	Capital in Excess of Par Value	Total

Issuance of SBA Class A common stock to MI		(c10)
shareholders (5.25 million shares at $50.16)	$53	$263,288	$263,341
(a1) Issuance of debt to finance transaction:
Bridge Loan			400,000
Revolving credit facility			448,324

Total consideration			$1,111,665
Plus: Contingent consideration			6,904

Total Consideration			$1,118,569

The purchase price is approximately $1.1 billion, consisting of $848.3 million of cash and the issuance of 5.25 million shares of SBA common stock. SBA is not offering any type of options to M1/M2 members. As a result of the transaction, $321.3 million in pre-existing M1/M2 long-term debt was paid off with the proceeds received by SBA. Therefore, no debt was assumed by SBA as a result of the transaction.

5. Estimate of Assets to be Acquired and Liabilities to be Assumed

A preliminary estimate of the assets to be acquired and the liabilities to be assumed by SBA in the acquisition, reconciled to the estimate of consideration expected to be transferred is provided below. The final valuation of net assets acquired is expected to be completed as soon as possible after the acquisition date.

(b1) Book value of net assets acquired at December 31, 2011	$163,455
Adjusted for:
Exclusion of LLC	(1,142)
Exclusion of Towers - CIP	(15,762)

Adjusted book value of net assets acquired	$146,551
Adjusted to:
Adjustment to fair value property and equipment	109,320
Inclusion of Towers - CIP selected for purchase by SBA	6,904
Adjustment to fair value of intangible assets related to customer relationships and network location (b2)	543,773
ARO liability	11,298
Deferred rent asset	(23,378)
Deferred rent liability	14,739
Deferred financing cost - long term	(11,907)

Estimate of consideration expected to be transferred	$797,300
Debt paid at closing	321,269

Total consideration	$1,118,569

At the date of acquisition, both SBA and M1/M2 agreed to exclude certain Towers - CIP assets from the group of purchased assets as such assets were not completed. Of the $15.8 million in Towers - CIP as of December 31, 2011, SBA selected $6.9 million of those towers to remain included within the purchased assets, cash consideration for which was not exchanged at acquisition and therefore represents a liability post-acquisition until the towers are completed and transferred to SBA. The $6.9 million in Towers - CIP assets is presented within property and equipment, net and other current liabilities in the unaudited pro forma condensed combined balance sheet. The remaining $8.9 million in CIP Towers was excluded from the purchased assets for this acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(b2)	The components of the estimated fair value of acquired identifiable intangible assets are as follows:

(in millions)	Estimated Fair Value	Estimated Useful Lives (Years)

Customer Relationship	$443,573	15
Network Locations	100,200	15

Total	$543,773

As of the effective time of the merger, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets, but it is not assumed that any market participant synergies will be achieved. The consideration of synergies has been excluded because they are not considered to be factually supportable, which is a required condition for these pro forma adjustments.

For purposes of the preliminary allocation, SBA has estimated a fair value for M1/M2’s intangible asset related to customer relationships and network locations based on the net present value of the projected income stream of those intangible assets. The fair value adjustment is being amortized over an estimated useful life of 15 years.

(b3)	Adjustment to record the differences between the preliminary fair values and the historical carrying amounts of M1/M2’s deferred revenues including the elimination of deferred revenue balances where no future performance obligation existed. The preliminary fair values represent amounts equivalent to the estimated costs plus an appropriate profit margin to fulfill the obligations assumed for deferred revenue. The estimated amounts presented for purposes of the unaudited pro forma condensed combined balance sheet are based upon the deferred revenue balances of M1/M2 as of December 31, 2011.

6. Pro Forma Adjustments

This note should be read in conjunction with Note 1. Description of Transaction; Note 2. Basis of Presentation; Note 4. Estimate of Consideration Expected to be Transferred; and Note 5. Estimate of Assets to be Acquired and Liabilities to be Assumed. Adjustments included in the column under the heading “Pro Forma Adjustments”, “Acquisition Adjustments”, and “Debt Issuance Adjustments” represent the following:

(c)	To record the cash used in the acquisition excluding the cash portion of acquisition purchase price and to record estimated payments which are estimated to be $15.8 million and are assumed to be made on or before the acquisition including $5.5 million of fees associated with the bridge loan and $10.3 million for advisory, legal, regulatory and valuation costs associated with the transaction. These costs are expected to be incurred by SBA and are reflected in the unaudited pro forma condensed combined financial statements as a reduction to cash and retained earnings and SBA views these expenses as non recurring.

(c1)	On April 2, 2012, SBA entered into a $400 million bridge term facility with certain lenders in connection with the financing of a portion of the purchase consideration expected to be transferred in the acquisition. The bridge term facility has a term of 364 days from the effective time of the merger and provides SBA with unsecured financing in a total principal amount up to $400 million. The bridge term facility is expected to be refinanced using proceeds obtained through permanent financing from issuances of SBA debt and/or tower asset sales. For purposes of the unaudited pro forma condensed combined balance sheet, SBA has assumed that it would borrow $400 million available under the bridge term facility to partially fund the acquisition. In the unaudited pro forma condensed combined balance sheet, the borrowings under the bridge term facility are presented as long-term debt under the assumption that SBA has the intent and ability to replace the bridge term facility with permanent, long-term debt financing. In addition, to fund the remaining cash promised for consideration, SBA drew down $448 million from its pre-existing revolving credit facility.

SBA estimates additional interest expense of $9 million in 2011 associated with the incremental debt SBA will issue in connection with the acquisition after retiring M1/M2 existing debt. In addition, $5.0 million of the write off of deferred financing fees was incurred as a cost of retiring M1/M2 debt.

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Additional interest expense of approximately $15 million in 2011 based on a $400 million bridge loan facility that SBA will issue to partially fund the acquisition. The debt security accrues interest at LIBOR + 3.5% and has a one year maturity. For purposes of the pro forma condensed combined income statement we used LIBOR rate of .24125%. For the purposes of the pro forma condensed combined income statement, it has been assumed the company will draw down on its $500 million revolving credit facility and therefore will incur additional expense of approximately $8.4 million in 2011 with an interest rate of 2.13% and a June 30, 2016 maturity date. This interest expense total of $23.4 million will be offset by the elimination of M1/M2’s interest expense of $14.4 million in 2011 due to the retirement of M1/M2’s outstanding debt.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The impact to deferred financing costs, interest expense and equity are summarized below.

(c2)	Net deferred financing fees associated with the $400 million bridge loan will increase by $5.5 million at December 31, 2011. However, to appropriately reflect the amortization of the newly incurred deferred financing fees, $5.5 million will be recorded to amortization expense for the period ended December 31, 2011.

(c3) Amortization of bridge loan facility financing costs into interest expense	$5,500
Amortization of revolving credit facility financing costs into interest expense	—
Prepayment penalty / “make whole” provision to retire the term notes	—

Equity effect of the loss on extinguishment of debt, financing fees, and transaction costs	$5,500

Total advisory, legal, regulatory and valuation costs expected to be incurred by SBA are estimated to be approximately $10.3 million, and are reflected in these unaudited pro forma condensed combined financial statements as a reduction to cash and retained earnings and SBA views these expenses as non recurring.

(c4)	The unaudited pro forma condensed combined statements of operations have been adjusted to reflect the adjustments to M1/M2’s acquired assets.

12 months ending Dec 31, 2011
The elimination of M1/M2’s historical asset depreciation and amortization, including amortization of deferred contract revenues and cost	$(36,188)

The increase in depreciation and amortization expense resulting from the fair value adjustments.	75,206

$39,018

(c5)	The unaudited pro forma condensed combined statements of operations have been adjusted to reflect the adjustments to M1/M2’s asset retirement obligation (ARO). The ARO asset and liability amounts, along with the corresponding income statement impact, have been adjusted for via an ARO conformity adjustment, conforming the former M1/M2 ARO balances to SBA’s ARO accounting policy.

12 months ending Dec 31, 2011
The elimination of M1/M2’s ARO liability accretion expense	$(597)
The increase in accretion expense resulting from the ARO conformity adjustment.	78

$(519)

12 months ending Dec 31, 2011
The elimination of M1/M2’s ARO liability balance	$(12,589)
ARO liability balance resulting from ARO conformity adjustment	1,290

$(11,298)

In accordance with Section 2.4(b) of the purchase agreement, SBA’s acquisition of M1/M2 has been designated as an asset purchase. Therefore, the appropriate tax treatment for this transaction has no impact on deferred taxes and will not result in a deferred tax asset or liability.

(c6)	To record estimated tax impact of the acquisition on the income statement related to the pro forma adjustments. SBA has assumed a 1.7% combined statutory federal and state tax rate when estimating the tax effects of the adjustments to the income statement.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(c7)	To adjust intangible assets to an estimate of fair value, as follows:

US$ in thousands
Eliminate M1/M2’s historical intangible assets	$—
Estimated fair value of intangible assets acquired	543,773

Total	$543,773

(c8)	Upon acquisition, the entire pre-existing M1/M2 debt balance was paid off using transaction proceeds, therefore no M1/M2 debt was actually assumed by SBA as a reuslt of the transaction. To adjust debt as follows:

US$ in thousands
Eliminate M1/M2’s historical current debt	$(1,225)
Eliminate M1/M2’s historical long-term debt	(320,044)
Retirement of accrued interest	—

Total	$(321,269)

(c9)	To record the stock portion of the transaction consideration, at par, and to eliminate M1/M2 common stock, at par, as follows:

US$ in thousands
Eliminate M1/M2’s common stock	$—
Issuance of SBA common stock	53

Total	$53

(c10)	To record the stock portion of the transaction consideration, at fair value less par, and to eliminate M1/M2 additional paid in capital, as follows:

US$ in thousands
Eliminate M1/M2’s equity	$(162,314)
Exclusion of LLC	743
Exclusion of Towers - CIP	15,762

Adjusted M1/M2 common stock to be eliminated	$(145,809)
Issuance of SBA common stock	263,288

Total	$117,478

(c11)	To eliminate the M1/M2 redeemable noncontrolling interest, as follows:

US$ in thousands
Noncontrolling interest	$741

Total	$741

(c12)	To eliminate M1/M2’s retained earnings, and to record estimated non-recurring acquisition and prepayment-related costs of SBA, as follows:

US$ in thousands
Estimated acquisition related expenses	$(10,290)

Total	$(10,290)

(c13)	To eliminate all deferred rent assets and liabilities previously recorded by M1/M2 in accordance with ASC 840. Deferred rent accounts in accordance with ASC 840 will reset to zero as a result of SBA’s acquisition of M1/M2 and recording of new deferred rent will be recorded prospectively by SBA in its consolidated financial statements.

US$ in thousands
Deferred rent asset	$(23,378)
Deferred rent liability	$14,739

(c14)	To reclassify management fee of $3,831 recorded by M1/M2 to selling, general and administrative expenses (SG&A). The management fee is representative of the amount of SG&A costs that would have been incurred if M1 were operated independently

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

7. Forward-looking Statements

These Unaudited Pro Forma Condensed Combined Financial Statements may be deemed to be forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. Such statements may include, but are not limited to, statements about the benefits of the acquisition of M1/M2 by SBA, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are based largely on management’s expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. Neither SBA nor M1/M2 undertake any obligation to update publicly or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from SBA’s acquisition of M1/M2 will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of industry regulation and pending legislation that could affect the respective industry; the risk that the businesses will not be integrated successfully; disruption from the acquisition making it more difficult to maintain business and operational relationships; SBA’s and M1/M2’s ability to accurately predict future market conditions; and the exposure to litigation and/or regulatory actions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in SBA’s 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2011, included in the “Risk Factors” section of each of this filing, and SBA’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov).